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                                     ANCHOR
                                     CAPITAL
                                  ACCUMULATION
                                      TRUST


                                  ANNUAL REPORT
                                DECEMBER 31, 1996

                        ANCHOR CAPITAL ACCUMULATION TRUST

                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 1996


Assets:
Investments at quoted market value (cost $7,814,439;
 see Schedule of Investments, Notes 1, 2, & 5).......   $11,839,351
Cash ................................................       529,544
Dividends and interest receivable....................        11,110
Other assets.........................................         2,033
                                                         -----------
    Total assets.....................................    12,382,038
                                                         -----------

Liabilities:
Payable for capital shares redeemed..................          256
Accrued expenses and other liabilities (Note 3 ).....       28,466
                                                        -----------
    Total liabilities................................       28,722
                                                        -----------

Net Assets:
Capital stock (unlimited shares authorized at $1.00 par
value,                                                    7,671,922
 amount paid in on 469,703 shares outstanding) (Note 1)
Accumulated undistributed net investment income......     1,026,944
Accumulated realized loss from security transactions,
net.......................................................(370,462)
Net unrealized appreciation in value of investments
(Note 2).............................................     4,024,912
                                                        -----------
    Net assets (equivalent to $26.30 per share, based
on 469,703 capital shares outstanding).............     $12,353,316
                                                         ===========

                        ANCHOR CAPITAL ACCUMULATION TRUST

                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 1996

Income:
 Dividends...........................................   $105,646
 Interest............................................     88,074
                                                        -----------
    Total income.....................................    193,720
                                                        -----------

Expenses:
 Management fees, net (Note 3).......................     91,717
 Pricing and bookkeeping fees (Note 4)...............     12,500
 Legal fees..........................................      8,000
 Audit and accounting fees...........................     10,000
 Trustees' fees and expenses.........................      3,000
 Transfer fees (Note 4)..............................      4,087
 Custodian fees......................................      1,000
 Other expenses......................................      3,889
                                                        -----------
    Total expenses...................................    134,193
                                                        -----------

Net investment income................................     59,527
                                                        -----------

Realized and unrealized gain on investments:
  Realized gain on investments-net...................      302,080
  Increase in net unrealized appreciation in investments 1,322,968
                                                        -----------
    Net gain on investments..........................    1,625,048
                                                        ===========

Net increase in net assets resulting from operations.   $1,684,575
                                                        ===========

                  ANCHOR CAPITAL ACCUMULATION TRUST

                 STATEMENTS OF CHANGES IN NET ASSETS


                                            Year Ended   Year Ended
                                           December 31, December 31,
                                               1996         1995
                                          ----------------------------
From operations:
 Net investment income................... $  59,527    $   95,890
 Realized gain on investments, net.......    302,080      103,278
 Increase in net unrealized
  appreciation in investments............  1,322,968    1,577,424
                                           ----------   ------------
    Net increase in net assets resulting
     from operations.....................  1,684,575    1,776,592
                                          ------------  -----------
Distributions to shareholders:
  From net investment income
     ($0.13 per share in 1996 and $0.19     (59,676)     (99,642)
per share in 1995).......................
 From net realized gain on investments
    ($0.09 per share in 1996 and $0.62      (42,766)    (325,178)
per share in 1995).......................
                                          ------------  -----------
    Total distributions to shareholders..  (102,442)    (424,820)
                                          ------------  -----------

From capital share transactions:
                        Number of Shares
                         1996      1995
                       --------- ---------
 Proceeds from sale of
  shares..............  14,010   136,220     337,104    2,954,044
 Shares issued to
share-
  holders in                                 101,117      423,429
distributions            3,844    18,474
  reinvested..........
 Cost of shares        (87,492)  (7,599)  (2,099,429)   (171,022)
redeemed..............---------  -------  ----------    --------

 Increase (decrease)
in net assets resulting
from capital share
transactions........... (69,638)  147,095    (1,661,208)  3,206,451
                       =========  ========= ------------  -----------

Net increase (decrease) in net assets....      (79,075)    4,558,223
Net assets:
  Beginning of period....................    12,432,391    7,874,168
                                           ============= ============
  End of period (including undistributed
   net investment income of $1,026,944 and
      $1,027,094, respectively)..........  $12,353,316   $12,432,391
                                           ============= ============

                        ANCHOR CAPITAL ACCUMULATION TRUST
                SELECTED  PER SHARE  DATA AND  RATIOS
            (for a share  outstanding throughout each period)


                                 Year Ended December 31,
                        1996      1995     1994     1993     1992
                      -----------------------------------------------

Investment income.... $  1.33  $ (1.17) $  3.49  $  0.05  $  0.29
Expenses, net........    0.92    (0.64)    2.10     0.03     0.17
                      ----------------------------------------------
Net investment income    0.41    (0.53)    1.39     0.02     0.12
(loss)...............
Net realized and
unrealized
 gain (loss) on
investments..........    3.06     4.32     (1.72)   (0.47)    1.60
Distributions to
shareholders:
  From net investment
  income.............   (0.13)   (0.19)     (0.23)   (0.17)   (0.31)
  From net realized
gain on investments..   (0.09)   (0.62)     (0.04)   (2.11)   (2.48)
                        ----------------------------------------------
Net increase(decrease)
in net asset value...    3.25     2.98     (0.60)   (2.73)   (1.07)
Net asset value:
 Beginning of period.   23.05    20.07     20.67    23.40    24.47
                      ==============================================
 End of period.......  $26.30   $23.05    $20.07   $20.67   $23.40
                      ==============================================
Ratio of expenses to
 average net assets..    1.10%    1.11%     1.10%    1.10%    1.08%
Ratio of net
investment income
to average net assets... 0.49%    0.92%     0.73%    0.65%    0.73%

Portfolio turnover...    0.21     0.40      0.63     0.84     0.74
Number of shares out-
standing at end of
period...............  469,703   539,341   392,246   702,040  643,571

                        ANCHOR CAPITAL ACCUMULATION TRUST
                            SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1996
                                                           Value
 Quantity                                                 (Note 1)
COMMON STOCKS -- 83.86%
         Advertising Industry -- 2.33%
   6,000 The Interpublic Group of Companies Incorporated $ 288,000

         Canadian Energy Industry -- 8.24%
  15,000 Renaissance Energy Limited.....................   514,800
  15,000 Talisman Energy  Limited.......................
                                                           502,800
                                                         ----------
                                                          1,017,600
                                                         ----------
         Chemicals, Basic -- 4.86%
  11,000 Amgen Incorporated.............................  600,875
                                                         ----------

         Chemicals, Diversified -- 5.19%
  25,000 Pall Corporation...............................  640,616
                                                         ----------

         Computer Industry -- 3.35%
   8,000 Hewlett-Packard Company........................  414,000
                                                         ----------

         Coal/Alternate Energy Industry -- 4.01%
  15,000 CalEnergy Company Incorporated.................  495,000
                                                         ----------

         Drug Industry -- 6.86%
  17,000 Biochem Pharma, Incorporated...................  847,875
                                                         ----------

         Electrical Equipment Industry --4.80%
   6,000 Emerson Electric Company.......................  592,500
                                                         ----------

         Food and Beverage Industry -- 4.74%
  11,500 J.M. Smucker Company Class A...................  202,688
   9,647 Tootsie Roll Industries, Incorporated..........  383,468
                                                         ----------
                                                          586,156
                                                         ----------

                        ANCHOR CAPITAL ACCUMULATION TRUST

                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1996
                                   (Continued)
                                                          Value
 Quantity                                                (Note 1)
         Food Wholesalers Industry -- 2.17%
   8,000 Sysco Corporation..............................   268,000
                                                         ----------

         Funeral Services Industry -- 3.68%
  16,000 Service Corporation International..............   454,000
                                                         ----------

         Industrial Services Industry -- 5.02%
  20,000 Equifax, Incorporated..........................   620,000
                                                         ----------

         Insurance (Diversified) Industry -- 5.32%
   6,000 American International Group Incorporated......   657,750
                                                         ----------

         Life Insurance Industry -- 5.35%
  15,375 AFLAC, Incorporated............................   661,125
                                                         ----------

         Medical Supplies Industry -- 12.65%
  12,000 Abbott Laboratories............................   622,500
  12,000 Fresenius Medical Care Incorporated, ADR.......   337,500
  20,000 Stryker Corporation............................   602,500
                                                         ----------
                                                         1,562,500
                                                         ----------
         Office Equipment & Supplies Industry -- 2.83%
  10,000 Wallace Computer Services Incorporated.........   350,000
                                                         ----------

         Oilfield Sevices/Equipment Industry -- 2.46%
   3,000 Schlumberger Limited...........................   303,750
                                                         ----------

         Total common stocks (cost $6,334,835).......... 10,359,747
                                                         ----------
U.S. TREASURY BILLS -- 11.98%.
$1,500,00Treasury Bill, 5.01% yield, maturing 2/27/97    1,479,604
         (at cost)...................................... ----------
         Total investments (cost $7,814,439)............ 11,839,351
                                                         ----------

CASH & OTHER ASSETS, LESS LIABILITIES -- 4.16%..........  513,965
                                                        -----------

         Total Net Assets............................... $12,353,316
                                                         ==========

                        ANCHOR CAPITAL ACCUMULATION TRUST


                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


1. Significant accounting policies:
Anchor Capital Accumulation Trust, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the investment company industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A. Investment securities-- Security transactions are recorded on the date the investments are purchased or sold. Each day, at noon, securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale by noon, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code.
   C. Capital  Stock-- The Trust records the sales and redemptions of its capital stock on trade date.
2. Tax basis of investments:
   At December 31, 1996, the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $4,049,950. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $25,038. Net unrealized appreciation in investments at December 31, 1996 was $4,024,912.
3. Investment advisory service agreements:
   The investment advisory contract with Anchor Investment Management Corporation (the "investment adviser") provides that the Trust will pay the adviser a fee for investment advice based on 3/4 of 1% per annum of average daily net assets. At December 31, 1996, investment advisory fees of $7,801 were due which were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. David Y. Williams, a Trustee of the Trust, is President and a Director of the Investment Adviser.

                        ANCHOR CAPITAL ACCUMULATION TRUST

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996
                                   (Continued)
4. Certain transactions:
   Anchor Investment Management Corporation provides transfer agent services for the Trust. Fees earned by Anchor Investment Management Corporation for transfer agent services for the year ended December 31, 1996 were $4,087. Certain officers and trustees of the Trust are directors and/or officers of the investment adviser and distributor. Meeschaert & Co., Inc. the Trust's distributor, received $8,725 in brokerage commissions during the the year ended December 31, 1996. Fees earned by Anchor Investment Management Corporation for expenses related to daily pricing of the Trust shares and for bookkeeping services for the the year ended December 31, 1996 were $12,500.
5. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 1996 were:
    Cost of securities acquired:
      U.S. Government and investments backed by
    such securities...........................     $5,429,279
      Other investments.......................      2,127,194
                                                  =============
                                                   $7,556,473
                                                  =============
    Proceeds from sales and maturities:
      U.S. Government and investments backed by
      such securities...........................  $ 7,112,408
      Other investments.......................      2,514,029
                                                  =============
                                                  $ 9,626,437
                                                  =============

                        ANCHOR CAPITAL ACCUMULATION TRUST


INDEPENDENT AUDITORS' REPORT


To the Shareholders and Trustees of Anchor Capital
Accumulation Trust:


We have audited the accompanying statement of assets and liabilities of Anchor Capital Accumulation Trust (a Massachusetts business trust), including the schedule of investments, as of December 31, 1996, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Anchor Capital Accumulation Trust as of December 31, 1996, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.



                                       LIVINGSTON & HAYNES, P.C.



Wellesley, Massachusetts,
January 17, 1997.

                        ANCHOR CAPITAL ACCUMULATION TRUST

                              OFFICERS AND TRUSTEES




DAVID W.C. PUTNAM                            Chairman
Chairman, Board of Directors, F.L. Putnam    and Trustee
Investment Management Corporation
President and Director, F.L. Putnam
Securities Company Incorporated

J. STEPHEN PUTNAM                            Vice President and
President, Robert Thomas Securities          Treasurer

SPENCER H. LE MENAGER                        Secretary
President, Equity Inc.                       and Trustee

MAURICE A. DONAHUE                           Trustee
Director and Professor, Institute for
Governmental Services and
Walsh-Saltonstall Professor of Practical
Politics, University of Massachusetts

DAVID Y. WILLIAMS                            President
President and Director, Meeschaert & Co.,    and Trustee
Inc.,
President and Director, Anchor Investment
Management Corporation

                ANCHOR CAPITAL ACCUMULATION TRUST

              INVESTMENT ADVISER AND TRANSFER AGENT
            Anchor Investment Management Corporation
        2717 Furlong Rd., Doylestown, Pennsylvania 18901
                         (215) 794-2980

                            DISTRIBUTOR
                        Meeschaert & Co., Inc.
        2717 Furlong Rd., Doylestown, Pennsylvania 18901

                           CUSTODIAN
                 Investors Bank & Trust Company
          89 South Street, Boston, Massachusetts 02111

                 INDEPENDENT PUBLIC ACCOUNTANT
                       Livingston & Haynes, P.C.
            40 Grove St., Wellesley, Massachusetts 02181

                         LEGAL COUNSEL
           Yukevich, Blume, Marchetti & Zangrilli
       One Gateway Center, Pittsburgh, Pennsylvania 15222